Exhibit 99.1

Earth Science Tech, Inc. (ETST) Expands National Footprint with Strategic Acquisition of California Compounding Pharmacy, Meduvo LLC

MIAMI, Aug. 12, 2026 (GLOBE NEWSWIRE) — Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company focused on a diversified portfolio, today announced the acquisition of Meduvo LLC, a compounding pharmacy based in La Verne, California.

The acquisition serves as an immediate growth catalyst, establishing a highly strategic West Coast operational hub and expanding ETST’s network to 34 U.S. jurisdictions. Regulatory approvals for the remaining states are actively pending as the Company pursues full nationwide coverage.

Currently operating from a 2,000-square-foot facility, Meduvo compounds and dispenses, non-sterile medications. To capture broader market share and unlock long-term, high-margin revenue streams, ETST is initiating facility upgrades to meet strict sterility requirements. Management targets full regulatory certification for sterile compounding by the end of 2028.

With the successful integration of Meduvo, ETST’s compounding pharmacies are now authorized to dispense across the following 34 territories: Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Wisconsin, and Wyoming.

About Earth Science Tech, Inc. (ETST)

Earth Science Tech, Inc. operates as a diversified holding company focused on the health and wellness sector. The Company’s principal operating strategy is to build a vertically integrated healthcare platform that combines compounding pharmacy operations, telemedicine platforms, clinical support, and direct-to-patient fulfillment. The Company’s healthcare operations are supported by investments in real estate and asset management activities and a consumer products business.

The core of the Company’s value proposition is the seamless integration of patient care, from consultation to fulfillment. This is achieved through the synergy of specialized subsidiaries.

To learn more, please visit: www.EarthScienceTech.com

Forward-Looking Statements

Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Contact:

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com